Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form 10-SB for WARPRADIO.COM, INC., of our report dated January 26, 1999, relating to the December 31, 1998 and 1997 financial statements of HOMEQUEST, INC. (now known as WARPRADIO.COM, INC.), which appears in such Registration Statement.



PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
November 22, 1999